CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Templeton Funds of our reports dated October 17, 2019, relating to the financial statements and financial highlights, which appear in Templeton Foreign Fund’s and Templeton World Fund’s Annual Reports on Form N-CSR for the year ended August 31, 2019.  We also consent to the references to us under the headings “Financial Highlights” and "Independent Registered Public Accounting Firm" in such Registration Statement.

/s/PricewaterhouseCoopers LLP

San Francisco, California

December 23, 2019

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Templeton International Climate Change Fund of our report dated October 17, 2019, relating to the financial statements and financial highlights, which appears in Templeton International Climate Change Fund’s Annual Report on Form N-CSR for the year ended August 31, 2019.  We also consent to the references to us under the headings “Financial Highlights” and "Independent Registered Public Accounting Firm" in such Registration Statement.

/s/PricewaterhouseCoopers LLP

San Francisco, California

December 23, 2019